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                                                                    EXHIBIT 23.1

                         INDEPENDENT AUDITORS' CONSENT

    We consent to the use in this Amendment No. 1 to Registration Statement No. 333-88057 of Huntsman ICI Holdings LLC of our report dated February 26, 1999 (July 1, 1999 as to Note 14), appearing in the Prospectus, which is part of such Registration Statement, and the reference to us under the heading "Experts" in such Prospectus.

Deloitte & Touche LLP
Houston, Texas
November 30, 1999